Exhibit 99.1

Press Release
First Solar Announces Expansion
Additional Four Production Lines to Support New Long Term Module Supply
Agreements Totalling 557MW
Phoenix, Ariz. — November 5, 2007 — First Solar, Inc. (Nasdaq:FSLR) announced today that it has entered into new long term module supply agreements with a subsidiary of international investment and funds and asset manager Babcock & Brown (ASX:BNB), and Ecostream Switzerland GmbH, a subsidiary of Econcern BV, which focuses on developing solutions for sustainable energy supply. The new agreements expand contracted module volume by a total of 557MW, allowing for additional sales of approximately $1 billion at an assumed exchange rate of $1.30/€1.00 over the period of 2008 to 2012. The agreements are structured on terms similar to First Solar’s existing long term supply agreements.
To meet the demand expected from the sales contracts, First Solar’s board of directors has approved the construction of a fourth manufacturing plant in Malaysia with four production lines, bringing the total number of production lines to 16 for the Malaysian Manufacturing Center. The new plant is scheduled to start production in the second half of 2009 and will be built adjacent to the three previously announced plants currently under construction in Malaysia.

Press Release
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About First Solar
First Solar, Inc. [Nasdaq: FSLR] manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions and peak time grid constraints. For more information about First Solar, please visit www.firstsolar.com.
About Babcock & Brown
Babcock & Brown is a global investment and funds and asset management firm. Babcock & Brown was founded in 1977 and is listed on the Australian Stock Exchange. Babcock & Brown operates from 29 offices across Australia, North America, Europe, Asia, United Arab Emirates and Africa and has in excess of 1,250 employees worldwide. Babcock & Brown has four operating divisions including real estate, infrastructure and project finance, operating leasing, corporate & structured finance. The company has established a funds management platform across the operating divisions that has resulted in the creation of a number of focused investment vehicles in areas including real estate, renewable energy and infrastructure. For more information about Babcock & Brown, please visit www.babcockbrown.com.
About Ecostream
Ecostream provides high quality solar systems at a competitive price. With two decades of experience, Ecostream has installed 4,000 renewable energy systems across Europe providing investors, farmers, small and medium enterprises and private home owners with long-term financial benefits. In Europe, Ecostream is growing quickly in the construction of ground based and roof top systems including projects in Spain, Germany and Italy. Ecostream is part of the Econcern group, whose mission is to ensure “a sustainable energy supply for everyone”. Econcern specializes in delivering expert services, products and projects in all areas of sustainable energy and energy efficiency. For more information about Ecostream, please visit www.ecostream.com.
For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
For Media Inquiries Contact:
Paula Vaughnn
First Solar, Inc.
(602) 414-9322
pvaughnn@firstsolar.com
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